                                                                   Exhibit 99.1H

                   MERRILL LYNCH ASSET BUILDER PROGRAM, INC.

                             ARTICLES SUPPLEMENTARY


     MERRILL LYNCH ASSET BUILDER PROGRAM, INC. (hereinafter called the "Corporation"), a Maryland corporation, and having its principal office in the State of Maryland in the City of Baltimore, Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

        FIRST: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended, with the authority to issue Two Hundred Million (200,000,000) shares of capital stock. The Corporation has five series of capital stock each of which consists of four classes of common stock as follows:

                                      Class A             Class B             Class C            Class D
                                    Common Stock        Common Stock        Common Stock       Common Stock
                                  ----------------    ----------------    ----------------   ----------------
Fundamental Value Portfolio            6,250,000          10,000,000          6,250,000          6,250,000

Quality Bond Portfolio                 6,250,000           6,250,000          6,250,000          6,250,000

U.S. Government Securities
 Portfolio                             6,250,000           6,250,000          6,250,000          6,250,000

Global Opportunity Portfolio           6,250,000          10,000,000          6,250,000          6,250,000

Growth Opportunity Portfolio           6,250,000           6,250,000          6,250,000          6,250,000

The remaining Sixty-Seven Million and Five Hundred Thousand (67,500,000) shares of authorized capital stock are not designated as to any series or class. All shares of all series and classes of the Corporation's capital stock have a par value of Ten Cents ($0.10) per share, and an aggregate value of Twenty Million Dollars ($20,000,000).

        SECOND: The Board of Directors of the Corporation, acting in accordance with Section 2-105(c) of the Maryland General Corporation Law, hereby increases the number of Growth Opportunity Portfolio Class B Common Stock of the Corporation to Ten Million (10,000,000) shares.

        THIRD: After this increase in the number of authorized shares of Growth Opportunity Portfolio Class B Common Sock of the Corporation, the Corporation will have authority to issue Two Hundred Million (200,000,000) shares of capital stock, as follows:

                                      Class A             Class B             Class C            Class D
                                    Common Stock        Common Stock        Common Stock       Common Stock
                                  ----------------    ----------------    ----------------   ----------------
Fundamental Value Portfolio            6,250,000          10,000,000           6,250,000          6,250,000

Quality Bond Portfolio                 6,250,000           6,250,000           6,250,000          6,250,000

U.S. Government Securities
 Portfolio                             6,250,000           6,250,000           6,250,000          6,250,000

Global Opportunity Portfolio           6,250,000          10,000,000           6,250,000          6,250,000

Growth Opportunity Portfolio           6,250,000          10,000,000           6,250,000          6,250,000

The remaining Sixty-Three Million and Seven Hundred and Fifty Thousand (63,750,000) shares of authorized capital stock are not designated as to any series or class.

        FOURTH: After this increase in the number of authorized shares of Growth Opportunity Portfolio Class B Common Stock of the Corporation, all shares of all series and classes will have a par value of Ten Cents ($0.10) per share and an aggregate par value of Twenty Million ($20,000,000).






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

     IN WITNESS WHEREOF, MERRILL LYNCH ASSET BUILDER PROGRAM, INC. has caused these presents to be signed in its name and on its behalf by its Executive Vice President and attested by its Secretary on December 28, 1998.

                         MERRILL LYNCH ASSET BUILDER PROGRAM, INC.


                         By:  /s/ Terry K. Glenn
                              ----------------------------------
                              Terry K. Glenn
                              Executive Vice President



Attest:


/s/ Barbara G. Fraser
---------------------------------------
Barbara G. Fraser
Secretary




     The undersigned, Executive Vice President of MERRILL LYNCH ASSET BUILDER PROGRAM, INC., who executed on behalf of said Corporation the foregoing Articles Supplementary, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles Supplementary to be the corporate seal of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.




Dated: December 28, 1998                /s/ Terry K. Glenn
                                        -----------------------------
                                        Terry K. Glenn
                                        Executive Vice President




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